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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

MOCON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 2012 ANNUAL MEETING OF SHAREHOLDERS

MOCON, INC.
7500 MENDELSSOHN AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

TO THE SHAREHOLDERS OF MOCON, INC.:

        You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, May 24, 2012, at 4:00 p.m., CDT, at MOCON's headquarters which are located at 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428.

        The formal notice of meeting, proxy statement and form of proxy are enclosed.

        Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

Very truly yours,

Robert L. Demorest Chairman of the Board, President and Chief Executive Officer

April 9, 2012

PLEASE SIGN, DATE AND RETURN
THE ENCLOSED PROXY PROMPTLY
TO SAVE US THE EXPENSE
OF ADDITIONAL SOLICITATION.

MOCON, INC.
7500 MENDELSSOHN AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 24, 2012

TO THE SHAREHOLDERS OF MOCON, INC.:

        Notice is hereby given that the Annual Meeting of Shareholders of MOCON, Inc., a Minnesota corporation, will be held on Thursday, May 24, 2012, at 4:00 p.m., CDT, at MOCON's headquarters which are located at 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428, for the following purposes:

  1.
  To elect six directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

  2.
  To consider an advisory resolution to approve our executive compensation.

  3.
  To consider an advisory resolution on the frequency of an advisory vote on executive compensation.

  4.
  To consider a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

  5.
  To consider and act upon such other matters as may properly come before the meeting or any adjournment of the meeting.

        The close of business on March 30, 2012 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments of the meeting.

By Order of the Board of Directors,

Darrell B. Lee Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: April 9, 2012

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.

MOCON, INC.
7500 MENDELSSOHN AVENUE NORTH
MINNEAPOLIS, MINNESOTA 55428

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 24, 2012

        The Board of Directors of MOCON, Inc. is soliciting your proxy for use at the 2012 Annual Meeting of Shareholders on Thursday, May 24, 2012. The Notice of Annual Meeting, this proxy statement and the enclosed form of proxy are being mailed to shareholders beginning on or about April 9, 2012.

INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time, Place and Purposes of Meeting

        The Annual Meeting of Shareholders of MOCON, Inc., a Minnesota corporation, will be held on Thursday, May 24, 2012, at 4:00 p.m., CDT, at MOCON's headquarters which are located at 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428, or at any adjournment or adjournments of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Who Can Vote

        Only holders of record of our common stock at the close of business on March 30, 2012 will be entitled to notice of, and to vote at, the Annual Meeting. On March 30, 2012, there were 5,472,898 shares of our common stock outstanding. Each outstanding share on that date entitles its holder to one vote, in person or by proxy, on each matter to be voted on at the Annual Meeting.

How You Can Vote

        Your vote is important. If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If your shares are held in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement.

        Street name holders should be aware that brokers are not permitted to vote shares on non-routine matters, including the election of directors or matters related to executive compensation without instructions from the beneficial owner. As a result, brokers are not permitted to vote shares on proposal 1 (election of directors), proposal 2 (the advisory vote on executive compensation) or proposal 3 (the advisory vote on the frequency of future advisory votes on executive compensation), without instructions from the beneficial owner. Therefore, street name holders are advised that if they do not timely provide instructions to their broker or other nominee, their shares will not be voted in connection with proposals one, two and three. Proposal 4 (the ratification of the selection of independent auditors) is considered a routine matter and, as such, brokers will still be able to vote shares held in brokerage accounts with respect to proposal four, even if they do not receive instructions from the beneficial owner.

        You are solicited on behalf of our Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if your returned proxy card is mailed within the United States.

        If you return your signed proxy card before the Annual Meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on.

        For the election of directors, you may vote:

  •
  FOR the six nominees for director,

  •
  WITHHOLD your vote from the six nominees for director or

  •
  WITHHOLD your vote from one or more of the six nominees for director.

        For the advisory vote on executive compensation you may vote:

  •
  FOR the resolution,

  •
  AGAINST the resolution or

  •
  ABSTAIN from voting on the resolution.

        For the advisory vote on the frequency of an advisory vote on executive compensation you may vote:

  •
  THREE YEARS or

  •
  TWO YEARS or

  •
  ONE YEAR or

  •
  ABSTAIN.

        For the proposal to ratify the selection of KPMG LLP you may vote:

  •
  FOR the proposal,

  •
  AGAINST the proposal or

  •
  ABSTAIN from voting on the proposal.

        If you send in your proxy card, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all six nominees for director, for every THREE YEARS on the frequency of future advisory votes on executive compensation and FOR the other proposals set forth in the Notice of Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 24, 2012
This proxy statement and our Annual Report on Form 10-K are available at
https://materials.proxyvote.com/607494

How Does the Board Recommend that I Vote

        THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF PROPOSALS 2 AND 4 AS SET FORTH IN THE NOTICE OF MEETING, FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND EVERY THREE YEARS ON PROPOSAL 3.

How You May Revoke or Change Your Vote

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to our Corporate Secretary, by filing a revoking instrument or duly executed proxy bearing a later date with our Corporate Secretary, or by appearing at the Annual Meeting and voting in person.

Quorum Requirement

        Our Bylaws provide that the presence at the Annual Meeting, in person or by proxy, of the holders of 33 1/3% of the outstanding shares of our common stock entitled to vote at the meeting (1,824,300 shares) is required for a quorum for the transaction of business. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked "Abstain" or "Withheld" are counted in determining whether a quorum is present. In addition, a "broker non-vote" is considered in determining whether a quorum is present. A "broker non-vote" is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter.

Vote Required

        Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, each of the matters to be voted upon by shareholders, including the election of directors, will require the affirmative vote of holders of the greater of (i) a majority of the shares represented and entitled to vote in person or by proxy on such matter, or (ii) a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Annual Meeting.

        Any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. However, if and to the extent that broker non-votes are required to establish the presence of a quorum at the Annual Meeting, then any broker non-votes will have the same effect as a vote "AGAINST" for determining whether the matters to be voted on at the Annual Meeting receive a majority of the minimum number of shares entitled to vote in person or by proxy that would constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a proxy voted as "withholding authority" to vote for any nominee for director will be treated as shares present and entitled to vote that were voted "AGAINST" the nominee. Abstentions will be treated as unvoted for purposes of determining the approval of the matters and, as a result, will have the same effect as a vote "AGAINST" for determining whether the matters receive a sufficient number of votes to be approved.

        Signed proxies that lack any specification will be voted:

  •
  "FOR" the election of the nominees for Director named herein (Proposal 1);

  •
  "FOR" the advisory vote on executive compensation (Proposal 2);

  •
  FOR every "3 years" in the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 3);

  •
  "FOR" approval of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 4).

Proxy Solicitation Costs

        We will bear the cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock. In addition to solicitation by mail, our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, electronic transmission, and personally. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement for the 2012 Annual Meeting of Shareholders or 2011 annual report to shareholders may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to MOCON, Inc., Attention: Chief Financial Officer, 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428, telephone: (763) 493-6370. Any shareholder who wants to receive separate copies of our proxy statement or annual report to shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder, or the shareholder may contact MOCON at the above address and phone number.

Procedures at the Annual Meeting

        The presiding officer at the Annual Meeting will determine how business at the Annual Meeting will be conducted. Only matters brought before the Annual Meeting in accordance with our Bylaws will be considered.

        Only a natural person present at the Annual Meeting who is either one of our shareholders or is acting on behalf of one of our shareholders may make a motion or second a motion. A person acting on behalf of a shareholder must present a written statement executed by the shareholder or the duly authorized representative of the shareholder on whose behalf the person purports to act.

 PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 30, 2012 unless otherwise noted by (a) each shareholder who is known to us to beneficially own more than 5% of the outstanding shares of our common stock, (b) each director and each executive officer named in the Summary Compensation Table and (c) all of our executive officers and directors as a group.

        Shares are deemed to be "beneficially owned" by a person or entity if such person or entity, directly or indirectly, has sole or shared power to vote or to direct the voting of such shares or sole or shared power to dispose or direct the disposition of such shares. Except as otherwise indicated, we believe that each of the beneficial owners of our common stock listed below, based on information provided by such person, has sole dispositive and voting power with respect to such person's shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. The ownership percentages are based on 5,472,898 shares outstanding as of March 30, 2012.

	Shares of Common Stock Beneficially Owned
Name	Amount(1)		Percent of Class
Wells Fargo Advisors, LLC	409,962	(2)	7.5%
Wellington Management Company, LLP	407,236	(2)	7.4%
Robert L. Demorest	325,792	(3)	5.8%
Dean B. Chenoweth	55,929		1.0%
Donald N. DeMorett	13,500		*
J. Leonard Frame	36,888		*
Robert F. Gallagher	17,000		*
Daniel W. Mayer	168,246		3.0%
Richard A. Proulx	35,125		*
Tom C. Thomas	29,740		*
Robert E. Forsberg	27,950		*
Darrell B. Lee	45,345		*
Douglas J. Lindemann	92,499	(4)	1.7%
All current directors and executive officers as a group (11 persons)	848,014	(5)	14.3%

*
Less than one percent.

(1)
Includes the following number of shares issuable upon exercise of stock options exercisable within 60 days of March 30, 2012: Mr. Demorest: 131,250 shares; Mr. Chenoweth: 0 shares; Mr. DeMorett: 13,500 shares; Mr. Frame: 26,000 shares; Mr. Gallagher: 17,000 shares; Mr. Mayer: 79,000 shares; Mr. Proulx: 22,000 shares; Mr. Thomas: 26,000 shares; Mr. Forsberg: 27,750 shares; Mr. Lee: 29,212 shares; and Mr. Lindemann: 75,000 shares; and all current directors and executive officers as a group: 446,712 shares.

(2)
The share information regarding Wells Fargo Advisors, LLC, is based upon the Schedule 13G filed on January 20, 2012. The address of this reporting person is One North Jefferson Avenue, St. Louis, MO 63103. The share ownership information regarding Wellington Management

  Company, LLP is based upon the Schedule 13G filed on February 14, 2012. The address of this reporting person is 280 Congress Street, Boston, MA 02210.

(3)
Includes 174,377 shares owned beneficially by Mr. Demorest and his wife jointly as to which he shares voting and investment power. Mr. Demorest's address is 7500 Mendelssohn Avenue North, Minneapolis, MN 55428.

(4)
Includes 4,991 shares owned beneficially by a trust as to which Mr. Lindemann shares voting and investment power, and 12,508 shares owned jointly with his wife.

(5)
Includes an aggregate of 186,885 shares as to which voting and investment power are shared or may be deemed to be shared by certain directors and executive officers and 446,712 shares issuable upon exercise of options exercisable as of March 30, 2012 or within 60 days thereafter, held by these individuals.

 PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors

        Our Bylaws provide that the number of our directors to be elected at each annual meeting of shareholders shall be the number elected by our shareholders at our last annual meeting of shareholders or the number set by resolution of our Board of Directors. At a meeting of the Board of Directors on February 21, 2012, our Board of Directors set the number of directors at six as of the time of our annual meeting of shareholders until such time as our Board of Directors adopts a resolutions providing otherewise. Therefore, the number of directors to be elected at the Annual Meeting will be six. The persons named in the enclosed proxy will vote to elect as directors each of the nominees designated by the Board, whose names are listed below, unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve if elected. There are no family relationships between or among any officers or directors of MOCON, Inc.

Nominees for Director

        Our Board, upon recommendation of the Nominating Committee, has nominated the six individuals identified below to serve as directors until our 2013 annual meeting of shareholders or until their respective successors have been elected and qualified.

Robert L. Demorest	Daniel W. Mayer
Donald N. DeMorett	Richard A. Proulx
Robert F. Gallagher	Tom C. Thomas

        All of the nominees are current members of our Board.

Board Recommendation

        Our Board of Directors recommends a vote FOR the election of each of the six nominees identified above. In absence of other instructions, the proxies will be voted FOR the election of each of the six nominees named above. If, prior to the Annual Meeting, our Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by our Board. Alternatively, the proxies, at our Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. Our Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

        The following information has been furnished to us, as of March 30, 2012, by the persons who have been nominated for election to our Board of Directors. The information presented includes information each director has given us about his age, all positions he holds, his personal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he should serve as a director, we also believe that all of our director nominees display personal and professional integrity;

broad-based business acumen; a high level of understanding of our business and our industry; strategic thinking and a willingness to share ideas; and have a diversity of experiences, expertise and background.

Name of Nominee	Age	Principal Occupation	Director Since
Robert L. Demorest	66	Chairman of the Board, President and Chief Executive Officer of MOCON, Inc.	1995
Donald N. DeMorett	53	President and Chief Executive Officer of GearGrid Corporation	2006
Robert F. Gallagher	56	Chief Financial Officer of Stratasys, Inc.	2005
Daniel W. Mayer	61	Executive Vice President and Chief Technical Officer of MOCON, Inc.	2000
Richard A. Proulx	78	Independent Consultant	1991
Tom C. Thomas	52	Partner, Pillsbury Winthrop Shaw Pittman LLP	1997

Additional Information About Board Nominees

        Robert L. Demorest has been our President, Chief Executive Officer and Chairman of the Board since April 2000. Prior to that time, Mr. Demorest had been our President for more than five years. Mr. Demorest is also a director of Marten Transport, Ltd., a publicly traded company.

        Donald N. DeMorett has served as President and Chief Executive Officer of GearGrid Corporation, a manufacturer of commercial storage systems, since March 2007. Mr. DeMorett served as a business management consultant specializing in strategic planning and organizational development for primarily manufacturing companies from 2006 to March 2007.

        Robert F. Gallagher has served as Chief Financial Officer of Stratasys, Inc., a developer and manufacturer of rapid prototyping systems, for more than five years.

        Daniel W. Mayer has been our Executive Vice President and Chief Technical Officer for more than five years.

        Richard A. Proulx is a retired Certified Public Accountant. Prior to his retirement he spent 30 years in public accounting, twenty as an audit engagement partner in an international public accounting firm serving both public and private companies. He has also been an Independent Consultant for more than five years.

        Tom C. Thomas has been a partner at Pillsbury Winthrop Shaw Pittman LLP, a law firm, for more than five years.

 CORPORATE GOVERNANCE

Director Independence

        Our Board of Directors currently consists of six independent directors and two members of our senior management team. Each of our directors, except for Robert L. Demorest and Daniel W. Mayer, is an "independent director" under the Listing Rules of the Nasdaq Stock Market. Nasdaq's independence definition includes a series of objective tests. For example, an independent director may not be employed by us and may not engage in certain types of business dealings with our company. In addition, as further required by Nasdaq's rules, our Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and by our company with regard to each director's business and personal activities as they may relate to our company and our management.

        Our Board of Directors has chosen to combine the principal executive officer and board chairman positions and has not appointed a separate lead director. Robert L. Demorest has served as the principal executive officer and board chairman since 2000. At the present time, the independent directors believe that Mr. Demorest's in-depth knowledge of our operations and his vision for its development make him the best qualified director to serve as Chairman.

Information about Our Board and its Committees

        Our business and affairs are managed by our Board. Our Board met four times and took action by written consent once during 2011. Committees established by our Board consist of the Audit Committee, the Compensation Committee and the Nominating Committee, each of which has the composition and responsibilities described below. Our Board may from time to time establish other Board committees to facilitate the management of our company and may change the composition and the responsibilities of our existing committees.

        All of our directors attended more than 98% of the aggregate meetings of our Board and all Board committees on which they served during 2011.

Audit Committee

        Responsibilities.    The primary function of the Audit Committee is to provide assistance to our Board in fulfilling its oversight responsibility relating to our consolidated financial statements and the financial reporting process, our systems of internal accounting, financial and disclosure controls, the annual independent audit of our consolidated financial statements and our legal compliance and ethics programs as established by management and our Board. The Audit Committee has sole authority to appoint, retain, oversee and compensate the work of our independent registered public accounting firm and must pre-approve all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm, subject to de minimis exceptions under federal securities laws.

        The Audit Committee operates under a written charter adopted by our Board. A printed copy of such charter can be found on the Investors—Corporate Governance—Board Committees section of our corporate website at www.mocon.com and is available to any shareholder upon request to our

Corporate Secretary at MOCON, Inc., 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428 or by telephone at (763) 493-6370.

        The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

        Composition.    The current members of the Audit Committee are Donald N. DeMorett, Robert F. Gallagher and Richard A. Proulx. Mr. Proulx is the chair of the Audit Committee. Each member of the Audit Committee qualifies as "independent" for purposes of membership on the Audit Committee pursuant to the Listing Rules of the Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission and is "financially literate" as required by the Listing Rules of the Nasdaq Stock Market. In addition, our Board has determined that Mr. Proulx qualifies as an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission and meets the qualifications of "financial sophistication" under the Listing Rules of the Nasdaq Stock Market as a result of his experience as a certified public accountant for over 35 years. Other members of the Audit Committee who have served as chief executive officers or chief financial officers of public companies or have similar experience or understanding with respect to certain accounting and auditing matters may also be considered audit committee financial experts. Mr. Gallagher also qualifies as an "audit committee financial expert" due to his position as chief financial officer of a publicly traded company. Shareholders should understand that these designations related to our Audit Committee members' experience and understanding with respect to certain accounting and auditing matters do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of our Board.

        Meetings and Other Information.    The Audit Committee met four times and took action by written consent twice during 2011. At all four of the meetings, the Audit Committee met in private session with our independent registered public accounting firm. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under headings entitled "Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm" and the "Audit Committee Report" included elsewhere in this proxy statement.

Nominating Committee

        Responsibilities.    The primary function of the Nominating Committee is to assist our Board by identifying individuals qualified to become members of our Board and recommending director nominees for each annual meeting of shareholders and to fill any vacancies that may occur between meetings of the shareholders.

        The Nominating Committee operates under a written charter adopted by our Board. A copy of such charter can be found on the Investors—Corporate Governance—Board Committees section of our corporate website at www.mocon.com and is available to any shareholder upon request to our Corporate Secretary at MOCON, Inc., 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428 or by telephone at (763) 493-6370.

        The Nominating Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

        Composition.    The current members of the Nominating Committee are Dean B. Chenoweth and Tom C. Thomas. Mr. Chenoweth is the chair of the Nominating Committee. Each of

Messrs. Chenoweth and Thomas is considered "independent" under the Lisiting Rules of the Nasdaq Stock Market.

        Director Nominations Process.    In selecting nominees for our Board, the Nominating Committee first determines whether the incumbent directors whose terms expire at the meeting are qualified to serve, and wish to continue to serve, on our Board. The Nominating Committee believes that MOCON and its shareholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our corporate affairs that they have accumulated during their tenure with the company. Appropriate continuity of Board membership also contributes to our Board's ability to work as a collective body. Accordingly, it is the practice of the Nominating Committee, in general, to re-nominate an incumbent director whose term expires at the upcoming annual meeting of shareholders if the director wishes to continue his or her service with our Board, the director continues to satisfy the Nominating Committee's criteria for membership on our Board, the Nominating Committee believes the director continues to make important contributions to our Board, and there are no special, countervailing considerations against re-nomination of the director.

        In identifying and evaluating new candidates for election to our Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of our Board and our senior management. In addition, the Nominating Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating Committee will review and evaluate each candidate which it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating Committee, the existing composition of our Board, and other factors that it deems relevant. In conducting its review and evaluation, the Nominating Committee may solicit the views of our management, other Board members, and any other individuals it believes may have insight into a candidate. The Nominating Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

        The Nominating Committee will consider recommendations for the nomination of directors submitted by our shareholders. For more information, see the information set forth under the heading "Shareholder Proposals for 2013 Annual Meeting." The Nominating Committee will evaluate candidates recommended by shareholders in the same manner as those recommended as stated above, except that the Nominating Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of MOCON.

        There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating Committee to recommend the candidate to our Board. The Nominating Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of our company and our Board. However, in evaluating candidates, there are a number of criteria that the Nominating Committee generally views as relevant and is likely to consider. Some of these factors include whether the candidate is an "independent director" under the Listing Rules of the Nasdaq Stock Market and meets any other applicable independence tests under the federal securities laws and rules and regulations of the Securities and Exchange Commission; whether the candidate is "financially sophisticated" and otherwise meets the requirements for serving as a member of an audit committee under the Listing Rules of the Nasdaq Stock Market; whether the candidate is an "audit committee financial expert" under the federal securities laws and the rules and regulations of the Securities and Exchange Commission; the needs of our company with respect to the particular talents and experience of its directors; the personal and professional integrity and reputation of the candidate; the candidate's level of education and business experience; the candidate's broad-based business acumen; the candidate's level of understanding of our business and its industry; the fit of the candidate's skills and personality with those of other directors and potential directors in building a board that is effective and responsive to the needs of our company; whether the candidate possesses strategic thinking and a willingness to share ideas; the candidate's diversity of experiences, expertise and background; the candidate's ability to represent the interests of all shareholders and not a particular interest group; and the candidate's willingness to devote adequate time to work for our Board and its committees.

        While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by shareholders, the Nominating Committee will consider the factors above, including the candidate's diversity of experiences, expertise and background. This committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

        Meetings and Other Information.    The Nominating Committee met one time during 2011. Additional information regarding the Nominating Committee and its process for nominating directors for our 2013 annual meeting of shareholders can be found under the heading "Shareholder Proposals for 2013 Annual Meeting" included elsewhere in this proxy statement.

Compensation Committee

        Responsibilities.    The primary functions of the Compensation Committee are to provide assistance to our Board in fulfilling its oversight responsibility relating to compensation of our Chief Executive Officer and other executive officers and to administer our equity compensation plans and review, assess and approve overall strategies for attracting, developing, retaining and motivating our management and employees. In addition, the Compensation Committee reviews and discusses with management the "Compensation Discussion and Analysis" section and based on such review and discussions make a recommendation to our Board as to whether the "Compensation Discussion and Analysis" section should be included in our annual meeting proxy statement.

        The Compensation Committee operates under a written charter adopted by our Board. A copy of such charter can be found on the Investors—Corporate Governance—Board Committees section of our corporate website at www.mocon.com and is available to any shareholder upon request to our Corporate Secretary at MOCON, Inc., 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428 or by telephone at (763) 493-6370.

        The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

        Composition.    The current members of the Compensation Committee are J. Leonard Frame and Tom C. Thomas. Mr. Thomas is the chair of the Compensation Committee. Each of Messrs. Frame and Thomas is considered "independent" under the Listing Rules of the Nasdaq Stock Market.

        Processes and Procedures for Consideration and Determination of Executive Compensation.    Our Board has delegated to the Compensation Committee the responsibility, among other things, to determine any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation and any other compensation, and to administer our equity and incentive compensation plans applicable to our executive officers. Decisions regarding executive compensation made by the Compensation Committee are considered final and are not generally subject to Board review or ratification. Under the terms of its written charter, the Compensation Committee has the power and authority to delegate any of its duties and responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. Historically, the Compensation Committee has not generally delegated any of its duties and responsibilities to subcommittees, but rather has taken such actions as a committee, as a whole.

        Our Chairman, President and Chief Executive Officer assists the Compensation Committee in gathering compensation related data regarding our executive officers and makes recommendations to the Compensation Committee regarding the form and amount of compensation to be paid to each executive officer (other than himself). In making its final decisions regarding the form and amount of compensation to be paid to our executive officers, the Compensation Committee considers the recommendations of our Chairman, President and Chief Executive Officer, but also considers other factors, such as its own views as to the form and amount of compensation to be paid, competitive compensation surveys and studies, the achievement by the company of financial and earnings objectives, the general performance of the company and the individual officers, the performance of the company's stock price and other factors that may be relevant. However, final deliberations and decisions by the Compensation Committee concerning executive officer compensation, including compensation to be paid to our Chairman, President and Chief Executive Officer, are made by the Compensation Committee, without the presence of the Chairman, President and Chief Executive Officer or any other executive officer of our company.

        Meetings and Other Information.    The Compensation Committee met three times during 2011. Additional information regarding the Compensation Committee is disclosed under the headings entitled "Compensation Discussion and Analysis" and "Compensation Committee Report" included elsewhere in this proxy statement.

Board Role in Risk Oversight

        The Board of Directors as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board of Directors. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management's risk mitigation strategies. The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

        The standing committees of the Board of Directors oversee risks associated with their respective principal areas of focus. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

        We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting our business strategy is a key part of the Board's assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

        We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board of Directors in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our standing Board committees that are currently comprised of and chaired by our independent directors, and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Policy Regarding Director Attendance at Annual Meetings of Shareholders

        It is the policy of our Board that directors standing for re-election are strongly encouraged, but not required, to attend our annual meeting of shareholders. At our 2011 annual meeting of shareholders, all eight of our directors were present.

Process Regarding Shareholder Communications with Board of Directors

        Shareholders may communicate with our Board or any one or more particular directors by sending correspondence, addressed to our Corporate Secretary, MOCON, Inc., 7500 Mendelssohn Avenue North, Minneapolis, MN 55428 with an instruction to forward the communication to our Board of Directors or any one or more particular directors. Our Corporate Secretary will promptly forward all such shareholder communications to our Board or any one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

 DIRECTOR COMPENSATION

Summary of Cash and Other Compensation

        The following table provides summary information concerning the compensation of each individual who served as a director of our company during the year ended December 31, 2011, other than Robert L. Demorest, our Chairman, President and Chief Executive Officer, and Daniel W. Mayer, our Executive Vice President and Chief Technical Officer, whose compensation is described under the heading "Executive Compensation" included elsewhere in this proxy statement.

DIRECTOR COMPENSATION—2011

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)(3)	All Other Compensation ($)(4)	Total ($)
Dean B. Chenoweth	$12,000	$12,150	$0	$24,150
Donald N. DeMorett	14,000	12,150	0	26,150
J. Leonard Frame	12,500	12,150	0	24,650
Robert F. Gallagher	14,000	12,150	0	26,150
Richard A. Proulx	17,000	12,150	0	29,150
Tom C. Thomas	13,000	12,150	0	25,150

(1)
Reflects the aggregate grant date fair value recognized for each director for financial statement reporting purposes with respect to the year ended December 31, 2011 in accordance with FASB ASC Topic 718. The dollar amount reflected in the "Option Awards" column above relates solely to options granted in 2011—2,500 shares to each of Messrs. Chenoweth, DeMorett, Frame, Gallagher, Proulx and Thomas. We refer you to Note 9 to our consolidated financial statements for the year ended December 31, 2011 for a discussion of the assumptions made in calculating the dollar amount recognized for each director for financial statement reporting purposes with respect to the year ended December 31, 2011 in accordance with FASB ASC Topic 718. The dollar amounts shown above reflect the compensation cost of the option awards granted on December 30, 2011 at a Black-Scholes fair value of $4.86 per share of common stock.

(2)
The following table provides information regarding each stock option grant to each director during the year ended December 31, 2011:

Name	Grant Date	Number of Securities Underlying Options Granted (#)(a)	Exercise Price ($/Share)	Expiration Date	Grant Date Fair Value of Option Awards ($)(b)
Dean B. Chenoweth	12/30/11	2,500	$16.00	12/29/18	$12,150
Donald N. DeMorett	12/30/11	2,500	16.00	12/29/18	12,150
J. Leonard Frame	12/30/11	2,500	16.00	12/29/18	12,150
Robert F. Gallagher	12/30/11	2,500	16.00	12/29/18	12,150
Richard A. Proulx	12/30/11	2,500	16.00	12/29/18	12,150
Tom C. Thomas	12/30/11	2,500	16.00	12/29/18	12,150

  (a)
  Represents options granted under the MOCON, Inc. 2006 Stock Incentive Plan, the material terms of which are described in more detail below under the heading "Executive

    Compensation—Grants of Plan-Based Awards—MOCON, Inc. 2006 Stock Incentive Plan." Each of the options granted to the directors in the above table vests with respect to 100% of the underlying shares of our common stock on December 30, 2012.

  (b)
  We refer you to Note 9 to our consolidated financial statements for the year ended December 31, 2011 for a discussion of the assumptions made in calculating the grant date fair value of the option awards.
(3)
The following table provides information regarding the aggregate number of options to purchase shares of our common stock outstanding at December 31, 2011 and held by each of the directors listed in the above table:

Name	Aggregate Number of Securities Underlying Options	Exercisable/ Unexercisable	Exercise Price(s)	Expiration Date(s)
Dean B. Chenoweth	5,000	2,500/2,500	$12.96 - 16.00	12/30/17 - 12/29/18
Donald N. DeMorett	16,000	13,500/2,500	8.58 - 16.00	12/22/13 - 12/29/18
J. Leonard Frame	28,500	26,000/2,500	7.30 - 16.00	12/05/12 - 12/29/18
Robert F. Gallagher	19,500	17,000/2,500	8.58 - 16.00	12/22/13 - 12/29/18
Richard A. Proulx	27,500	25,000/2,500	7.30 - 16.00	12/05/12 - 12/29/18
Tom C. Thomas	28,500	26,000/2,500	7.30 - 16.00	12/05/12 - 12/29/18
(4)
We do not provide perquisites or other personal benefits to our non-employee directors. We do reimburse them for out-of-pocket expenses to attend meetings.

Non-Employee Director Compensation Program

        Overview.    Our non-employee directors currently consist of Dean B. Chenoweth, Donald N. DeMorett, J. Leonard Frame, Robert F. Gallagher, Richard A. Proulx and Tom C. Thomas. We use a combination of cash and long term equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting non-employee director compensation, we follow the process and procedures described below under the heading "—Processes and Procedures for the Determination of Director Compensation." We also consider the significant amount of time that directors spend in fulfilling their duties to our company, as well as the skill-level required by our company of members of our Board.

        We pay each of our non-employee directors a quarterly cash retainer, as well as an additional cash payment for each Board meeting or Board committee meeting attended. The chair of the Audit Committee also receives an additional quarterly cash retainer. In addition, we may grant our non-employee directors stock options upon their initial appointment or election to the Board and thereafter on an annual basis. We reimburse each non-employee director for out-of-pocket expenses incurred in connection with attending Board and Board committee meetings. We do not provide any perquisites or other personal benefits to our non-employee directors. We also maintain the MOCON, Inc. Director Retirement Plan pursuant to which a non-employee director who has served on our Board for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs. Each of these elements of our non-employee director compensation program is described in more detail below.

        Cash Compensation.    In 2011, we paid each of our non-employee directors a quarterly cash retainer of $2,500. In addition, we paid the chair of the Audit Committee an additional quarterly cash retainer of $750. Also, each of our non-employee directors was paid $500 for each Board meeting or Board committee meeting attended in person or via telephone.

        Long-Term Equity-Based Incentive Compensation.    We also grant options to purchase shares of our common stock to our non-employee directors. Under our current policy, each non-employee director receives an annual grant of an option to purchase such number of shares of our common stock as is determined by our Compensation Committee at the time the grant is made. The Compensation Committee looks at several factors when determining the number of shares that will be made subject to the annual option grant, considers fees paid to directors of comparable public companies, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant. During 2011, each non-employee director received an option to purchase 2,500 shares of our common stock.

        We generally make an option grant to our non-employee directors in the last week of December each year. These options will typically have a term of seven years and vest or become exercisable in full one year after the date of grant and will have a per share exercise price equal to the closing sale price of our common stock on the date of grant. We refer you to footnote 2 to the Director Compensation table above for a summary of all option grants to our non-employee directors during the year ended December 31, 2011. We refer you to footnote 3 to the Director Compensation table above for a summary of all options to purchase shares of our common stock held by our non-employee directors as of December 31, 2011.

        Director Retirement Plan.    Pursuant to the MOCON, Inc. Director Retirement Plan, a non-employee director who has served on our Board for at least five years will, upon retirement, receive an amount equal to the annual retainer fee such director would have been entitled to receive during the fiscal year in which such director's retirement occurs. This payment, however, will not be made to a director who, following the director's retirement, continues to serve as a consultant to us. Any amount payable under the retirement plan will be paid as determined by our Board in its sole discretion following such director's retirement. As of December 31, 2011, all of our current non-employee directors were eligible to receive payments pursuant to the retirement plan upon their retirement from our Board.

Compensation Arrangements with Inside Directors

        Our inside directors—Robert L. Demorest and Daniel W. Mayer—were compensated during 2011 for their services as officers of our company. For information relating to compensation awarded to, earned by or paid to Messrs. Demorest and Mayer, see "Executive Compensation" included elsewhere in this proxy statement. We do not separately compensate Messrs. Demorest and Mayer for their services as directors of our company, although we do reimburse them for any out-of-pocket expenses they incur in connection with attending Board and Board committee meetings. Information regarding stock option grants to Messrs. Demorest and Mayer during the year ended December 31, 2011 is set forth under the heading "Executive Compensation—Grants of Plan-Based Awards" and information regarding all stock options held by Messrs. Demorest and Mayer as of December 31, 2011 is set forth under the heading "Executive Compensation—Outstanding Equity Awards at Fiscal Year End" included elsewhere in this proxy statement.

Processes and Procedures for the Determination of Director Compensation

        Our Board has not delegated to any Board committee the responsibility to review and make recommendations to our Board concerning compensation for non-employee members of our Board, including but not limited to retainers, Board meeting fees, Board committee meeting fees, committee chair fees, equity compensation, benefits and perquisites. Decisions regarding director compensation are made by our entire Board, which has not in the past generally delegated to any Board committee or any one or more directors any duties and responsibilities relating to director compensation.

        Our Chairman, President and Chief Executive Officer, with the assistance of our Vice President, Chief Financial Officer, Treasurer and Secretary, assists our Board in gathering compensation related data regarding director compensation. In making decisions regarding compensation to be paid to our non-employee directors, our Board considers fees paid to directors of comparable public companies, the number of board and committee meetings that our directors are expected to attend, and other factors that may be relevant.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The purpose of this "Compensation Discussion and Analysis" section is to discuss the material elements of the compensation awarded to, earned by or paid to our executive officers who are considered "named executive officers" as a result of their officer positions and the amount of compensation they earned during the year ended December 31, 2011. This discussion analyzes the information contained in the tables and related footnotes and narratives under the heading "Executive Compensation" included elsewhere in this proxy statement. In so doing, this discussion describes our compensation philosophy, policies and practices with respect to our named executive officers. Although this discussion focuses primarily on compensation awarded to, earned by and paid to our named executive officers during 2011, this discussion also describes executive compensation actions prior to 2011 and actions taken after 2011 to the extent it enhances the understanding of or gives context to our executive compensation disclosures for 2011.

        As described in more detail under the heading "Corporate Governance—Compensation Committee" included elsewhere in this proxy statement, our Board of Directors has delegated to the Compensation Committee the responsibility, among other things, to determine any and all compensation payable to our executive officers, including annual salaries, incentive compensation, long-term incentive compensation and all other compensation, and to administer our equity and incentive compensation plans applicable to our executive officers. The processes and procedures the Compensation Committee use to consider and determine executive compensation are described under the heading "Corporate Governance—Compensation Committee—Processes and Procedures for Consideration and Determination of Executive Compensation" included elsewhere in this proxy statement.

Objectives of Our Executive Compensation Program

        Our executive compensation program is designed to:

  •
  attract and retain executives important to the success of our company and the creation of value for our shareholders;

  •
  motivate our executives to achieve our desired financial, earnings and other corporate goals and create shareholder value; and

  •
  reward our executives for the achievement of our desired financial, earnings and other corporate goals, the creation of shareholder value in the short and long term and their contributions, in general, to the success of our company.

Our Philosophy

        Our executive compensation program and the decisions of the Compensation Committee are based on the following philosophy and principles:

  •
  We favor linking a significant component of compensation that varies depending on the attainment of financial and earnings goals and the performance of our stock price over solely fixed compensation.

  •
  Total compensation should generally increase with position and responsibility. A greater percentage of total compensation should be tied to corporate performance and stock price, and therefore be at risk, as position and responsibility increases. As a result, individuals, such as our named executive officers, with greater roles and responsibilities associated with achieving our desired financial and earnings goals should bear a greater proportion of the risk that those objectives are not achieved and our stock price decreases than other employees and should receive a greater proportion of the reward if such goals are met or surpassed and our stock price increases.

  •
  We seek to align the interests of our executives with the interests of our shareholders through, among other means, the use of long-term, equity-based incentive compensation, in the form of stock options.

Determination of Amount of Executive Compensation and Use of Benchmarking

        In determining the amount of compensation to pay our named executive officers, the Compensation Committee considers a variety of factors, such as the executive's position within the company and the level of responsibility and skills required by the executive's position; the executive's qualifications; the attainment of or failure to attain our financial and earnings goals; individual performance of the executive; current and historical compensation levels; the executive's length of service with our company and other considerations the Compensation Committee deems relevant.

        One of the other considerations the Compensation Committee looks at is the compensation that public companies that are similar to us paid to their executive officers. To assist in that analysis, in 2011 the Compensation Committee looked at information provided to it by Equilar, Inc., an outside consulting firm. The study conducted by Equilar concerned the compensation paid to the executive officers of 17 public companies that are engaged in the manufacturing of scientific and technical instruments. The Compensation Committee particularly focused on the compensation paid to the executive officers of the companies included in this information that had a market capitalization, revenues and net income similar to ours. We refer to these companies in this discussion as our "peer group companies." Our peer group companies are as follows: ClearOne Communications, Data I/O Corp., eMagin Corp., Environmental Tectonics Corp., Espey Mfg. & Electronics Corp., Evolving Systems, Inc., Frequency Electronics, Inc., Image Sensing Systems, Inc., Insignia Systems, Inc., Mediware Information Systems, Inc., New Energy Systems Group, New Ulm Telecom, Inc., Servotronics, Inc., Spark Networks, Inc., SWK Holdings Corp., Telular Corp. and Warwick Valley Telephone Co.

        Our executive compensation program as a whole and each individual element of the program is designed to provide a level of compensation that is competitive for public companies that are comparable to us in terms of profitability, complexity and size in order to attract, motivate and retain executives necessary to the achievement of our desired financial and earnings goals. We generally target total compensation of our executive officers to be within the range of the aggregate compensation that our peer companies pay to its executive officers. However, we do not focus on whether or not the total compensation of our executives is above or below the mean or median compensation that is paid to the executive officers of our peer group companies, because we recognize that trying to tie the compensation that we pay to our executives to any specific metric that is based on the compensation paid by other companies can result in volatility from year to year based on circumstances unique to those companies which may not impact us. We also recognize that those companies may have compensation philosophies that differ from ours.

Determination of Form of Executive Compensation and Total Compensation Mix

        The principal elements of our executive compensation program consist of base salary, annual incentive compensation, long-term equity-based incentive compensation in the form of stock options, and other compensation as described in more detail below under the heading "—Elements of Our Executive Compensation Program."

        We believe these elements achieve the objectives of our compensation program by providing a base salary which is adjusted to reflect individual and company performance, requiring that our financial and earnings goals be met or exceeded to earn a bonus under our annual cash incentive plan, requiring that specific company-related performance goals be met or exceeded to earn a special annual incentive bonus, and awarding stock options with an exercise price equal to the price of our common stock on the date of grant so that the options will only have value if the market price of our common stock increases over time.

        In determining the form of compensation to pay our named executive officers, the Compensation Committee views these elements of our executive compensation program as related but distinct. Although the Compensation Committee reviews total compensation, it does not believe that significant compensation derived by an executive from one element of our compensation program should necessarily negate or result in a reduction in the amount of compensation the executive receives from other elements or that, on the flip side, minimal compensation derived from one element of compensation should necessarily result in an increase in the amount the executive should receive from one or more other elements of compensation.

        Except as described below, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, the Compensation Committee's philosophy is to make a greater percentage of an executive's compensation performance-based, and therefore at risk, as the executive's position and responsibility increases given the influence more senior level executives generally have on company performance. It is also the Compensation Committee's view to keep cash compensation at a competitive level while providing the opportunity to be fairly rewarded through long-term equity-based incentive compensation, in the form of stock options, if the company's stock price performs well over time. Thus, individuals with greater roles and responsibilities associated with achieving our company's financial and earnings goals, and thus presumably increasing the total return to our shareholders, should bear a greater proportion of the risk that those goals are not achieved than other employees and should receive a greater proportion of the reward if those goals are met or surpassed.

Elements of Our Executive Compensation Program

        The principal elements of our executive compensation program for 2011 consisted of:

  •
  base salary;

  •
  annual incentive compensation, in the form of payments under our annual incentive pay plan and special performance related bonus plan;

  •
  long-term equity-based incentive compensation in the form of stock options; and

  •
  all other compensation.

        In addition, our executive compensation program also includes certain change in control arrangements and post-termination severance arrangements, which are described in more detail below under the heading "—Change in Control and Post-Termination Severance Arrangements."

Base Salary

        General.    We provide a base salary for our named executive officers that is not subject to company or individual performance risk. We recognize the need for most executives to receive at least a portion of their total compensation in the form of a guaranteed base salary that is paid in cash regularly throughout the year to support a reasonable standard of living.

        We initially set base salaries for our executives at a level that we believe enables us to hire and retain them in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business objectives. The Compensation Committee reviews base salaries for our named executive officers each year beginning in November and generally approves any increases for the following year in December or as soon as practicable thereafter. Regardless of when the final decision regarding base salaries for a calendar year is made by the Compensation Committee, any increases in base salaries are effective as of January 1 of that year, which could result in a retroactive payment to the executive shortly after the final decision is made.

        The Compensation Committee's determination regarding the base salaries of our named executive officers are based on a number of factors, including: the executive's level of responsibility, prior experience, base salary for the prior year, base salary and other compensation data for similarly situated executives from some of our peer group companies, the skills required by the position, length of service with our company (or predecessors), past individual performance, company performance and other considerations the Compensation Committee deems relevant. The Compensation Committee also recognizes that in addition to the typical responsibilities and duties held by our executives by virtue of their positions, they often have additional responsibilities and perform additional duties that typically would be delegated to others in most organizations with additional personnel and resources.

        Analysis.    Annualized base salary rates for 2010, 2011 and 2012 for our named executive officers are as follows:

Name	2010	2011	% Change From 2010	2012	% Change From 2011
Robert L. Demorest	$281,635	$295,717	5.0%	$310,503	5.0%
Robert E. Forsberg	148,361	160,779	8.4%	168,818	5.0%
Darrell B. Lee	157,073	174,927	11.4%	183,674	5.0%
Douglas J. Lindemann	181,317	190,383	5.0%	199,902	5.0%
Daniel W. Mayer	212,676	223,310	5.0%	234,476	5.0%

        We have historically granted our executive officers a mid-single digit percentage increase in their base salary each year, although the percentage may be higher or lower if the responsibilities of the executive increased or decreased during the year. For 2011 and 2012, each of our executive officers was granted a 5% increase to his base compensation, which were typical increases for years in which none of our executive officers experienced material changes to their job duties and responsibilities. In addition, in 2011 Messrs. Forsberg and Lee received an additional annual increase of $5,000 and $10,000, respectively, in order to align their base salaries with similarly situated executives in our peer group.

        For 2011, base salaries accounted for approximately 44% of total compensation for our Chairman, President and Chief Executive Officer and approximately 50% on average for the other named executive officers. Our Chairman, President and Chief Executive Officer having the lowest percentage of his overall compensation consisting of his base salary is consistent with our philosophy that executives with greater responsibility for achieving our desired financial and earnings goals should have a greater percentage of compensation subject to performance risk.

Annual Incentive Compensation

        General.    In addition to base compensation, we provide our named executive officers the opportunity for annual incentive compensation, which is designed to provide a direct financial incentive to our executives to achieve annual financial, earnings and other goals of our company. We provide our named executive officers a direct financial incentive to achieve our annual profit goals through the MOCON, Inc. Incentive Pay Plan. In addition, we have a special performance related bonus arrangement for our named executive officers to further motivate them to achieve other company-related performance goals. We believe that the combination of our Incentive Pay Plan, which rewards our executives for achieving and exceeding annual financial and earnings goals, and the special performance related bonus, which rewards our executives for successfully executing initiatives that we believe will have a positive long-term impact, provides appropriate monetary incentives for our executives to help our company achieve both near term and long term success.

        MOCON, Inc. Incentive Pay Plan.    The MOCON, Inc. Incentive Pay Plan directly links our annual financial results with our executives' overall compensation. For 2011 and 2012, the target for each of our named executives was a specified amount of our annual net income before income taxes and incentives.

        At the end of each calendar year, our Board analyzes budgets and projections for the upcoming year provided by our executive officers. After discussions with our Chairman, President and Chief Executive Officer and other executives, our Board approves a budget that includes a targeted amount of pre-tax income. The Compensation Committee establishes goal amounts for our named executive officers based on such pre-tax income target and then determines the percentage of salary at goal for each executive for the following year. The percentage of salary at goal for each executive will typically be consistent with prior years. Our Chairman, President and Chief Executive Officer typically has a target bonus amount that is a higher percentage of his base salary as compared to our other executive officers to reflect our philosophy that as the executive officer with the highest level of responsibility for achieving our desired financial and earnings goals, our Chairman, President and Chief Executive Officer should have the highest percentage of his compensation at risk.

        The 2011 percentages of salary at goal, which were consistent with the range set by the Compensation Committee in December 2010, ranged from 35% to 65% of 2011 base salary, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of 150% of the target. The base bonus amount for Mr. Demorest was set at 65% of his base salary for 2011 and is set at 65% of his base salary for 2012. The base bonus amounts for our other named executive officers ranged from 35% to 50% of their base salary for 2011 and 2012.

        Bonuses are paid if we achieve our profit goals, which are generally set by the Compensation Committee at the end of the prior year. To the extent that our profits are less than or greater than established goals, the actual bonus amounts paid are proportionally reduced or increased but may not exceed 150% of the base bonus amount. There is no floor amount for the bonus amount, so as long as we have positive net income before income taxes and incentives, each of our executive officers (and other employees who participate in our Incentive Pay Plan) will be paid a bonus. Although many bonus plans do include minimum performance targets that must be reached in order for any bonus amount to be paid (commonly referred to as a "floor"), we believe that the presence of a floor can have a negative impact on the motivation of participants in our Incentive Pay Plan if there is a reasonable likelihood that any applicable minimum target would not be met, and the purpose of our Incentive Pay Plan is to constantly provide our executive officers and employees with a monetary incentive to help us achieve our financial goals. Therefore, we feel the absence of a floor in our Incentive Pay Plan is appropriate.

        Special Performance Related Bonus Arrangements.    We currently offer each of our named executive officers the opportunity to earn a bonus each year through an individual incentive plan by successfully attaining a goal that is set each year by the Compensation Committee. The goal may be financial or non-financial in nature, and the Compensation Committee has the sole discretion in determining each year whether or not the goal has been achieved. In setting the goal each year, the Compensation Committee will choose one or more objectives that are important to the long-term success of our company, but that may or may not have a significant short-term financial impact. The Compensation Committee believes that this special performance related bonus arrangement is an important element of our overall executive compensation program because it motivates our executives to successfully execute on certain specific initiatives that the Compensation Committee believes will have a long-term impact on our company. The terms of the special performance related bonus arrangements are typically set forth in resolutions approved by the Compensation Committee and are not otherwise set forth in any written agreements between us and our named executive officers.

        If the special performance related bonus is earned by an executive in 2012, it will be paid in the form of an extra week of vacation plus an all-expense paid trip for two, up to maximum amounts ranging from $10,000 to $13,000. The Compensation Committee has decided to pay the bonus in this form so that both the executive and his/her spouse experience an immediate and tangible reward for the sacrifices that are made during the year by both the executive and his/her family in order for the specific performance related goal to be achieved.

        Analysis.    The annual incentive compensation opportunities for our named executive officers for 2010, 2011 and 2012 under the MOCON,  Inc. Incentive Pay Plan are summarized below.

		Incentive Pay Plan Opportunity
		Target Performance		Max. Performance(1)
		% Salary	$ Amount	% Salary	$ Amount
Robert L. Demorest	2010	65%	183,063	98%	276,002
	2011	65%	192,216	98%	289,803
	2012	65%	201,827	98%	304,293
Robert E. Forsberg	2010	35%	51,926	53%	78,631
	2011	35%	56,273	53%	85,213
	2012	40%	67,527	60%	101,291
Darrell B. Lee	2010	40%	62,829	60%	94,244
	2011	40%	69,971	60%	104,956
	2012	40%	73,470	60%	110,204
Douglas J. Lindemann	2010	45%	81,593	68%	123,296
	2011	45%	85,672	68%	129,460
	2012	50%	99,951	75%	149,927
Daniel W. Mayer	2010	40%	85,070	60%	127,606
	2011	40%	89,324	60%	133,986
	2012	50%	117,238	75%	175,857

(1)
150% of Target

        Payouts made to our named executive officers under the MOCON, Inc. Incentive Pay Plan for 2011 were as follows:

	Incentive Pay Plan Payouts for 2011 Performance
			Incentive Pay Plan Payouts as % of 2011 Total Compensation
	$ Amount	% Target
Robert L. Demorest	$281,523	146%	42%
Robert E. Forsberg	82,319	146%	25%
Darrell B. Lee	102,507	146%	30%
Douglas J. Lindemann	125,462	146%	33%
Daniel W. Mayer	130,860	146%	31%

        In addition to the above Incentive Pay Plan bonus, each of our named executive officers was awarded the special performance related bonus for 2011 because the Compensation Committee determined that each of our executives had successfully completed the pre-determined criteria as set by our Compensation Committee at the end of 2010. The bonus will be paid in 2012 in the form of an extra week of vacation and an all-expense paid trip for two, subject to a $10,400 cap in the case of Mr. Demorest, and an $8,000 cap in the case of each of Messrs. Forsberg, Lee, Lindemann, and Mayer.

Long-Term Equity-Based Incentive Compensation

        General.    Although we do not have any stock retention or ownership guidelines, our Board encourages our named executive officers to have a financial stake in our company in order to align the interests of our shareholders and management. We therefore provide long-term equity-based incentive compensation to our named executive officers, as well as to all of our employees. This compensation has historically been paid in the form of stock options. We believe that equity incentive compensation is an important part of our overall compensation program. In particular, we believe that equity-based compensation, such as stock options, aligns the interests of our executives and other employees with shareholder interests and long-term value creation and enables these individuals to achieve meaningful equity ownership in our company. Through the grant of stock options, we seek to align the long-term interests of our executives and other employees with the long-term interests of our shareholders by creating a strong and direct linkage between compensation and long-term shareholder return. When our executives deliver positive returns to our shareholders, in the form of increases in our stock price or otherwise, stock options allow our executives to share in this positive return. We believe stock options or other equity-based compensation also may enable us to attract, retain and motivate executives and other employees by maintaining competitive levels of total compensation. Unless our stock price increases after stock option grants are made, the stock options deliver no value to the option holders. A stock option becomes valuable only if our common stock price increases above the option exercise price and the holder of the option remains employed during the period required for the option to "vest." This provides an incentive for an option holder to remain employed by us.

        All of the stock options held by our executives and other employees have been granted under the MOCON, Inc. 2006 Stock Incentive Plan or our predecessor plan, the MOCON, Inc. 1998 Stock Option Plan. Both of these plans have been approved by our shareholders. Under the 2006 plan, we have the ability to grant stock options, stock appreciation rights, restricted stock awards, stock unit awards, performance awards and stock bonuses. To date, only incentive and non-statutory stock options have been granted. The 2006 plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits. For more information regarding the terms of our 2006 plan, we refer you to "Executive Compensation—Grants of Plan-Based Awards—MOCON, Inc. 2006 Stock Incentive Plan."

        In March 2007, we adopted a "Policy and Procedures Regarding the Grant of Stock Options and Other Equity-Based Incentive Awards." Under this policy, the Compensation Committee has retained all authority to grant options and other equity-based incentive awards to eligible recipients, and none of its authority may be delegated to our management in the form of "mass" or "block" grants to be allocated among employees by our management. Grants to be made in connection with new hires and promotions will be recommended by our Chairman, President and Chief Executive Officer and will be considered and acted upon by the Compensation Committee at the next Compensation Committee meeting or by unanimous written consent resolutions or, in the case of executive officers, as part of their compensation package at the time of hire or promotion. Current executive officers and other employees are eligible for option grants thereafter on a periodic basis. We do not have, nor have we ever had, a program, plan or practice to time stock option grants to executives in coordination with the release of material nonpublic information.

        The policy also sets forth the general terms and conditions of our stock option grants. For example, we generally grant "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, in order to provide our executives and other employees the additional tax benefit associated with incentive stock options, which we believe at this time outweighs our interest in obtaining the tax deduction which would be available if we granted non-statutory stock options which were later exercised by the optionees. The stock options granted to our employees

(except executive officers) typically vest or become exercisable over a period of four years from the date of grant, with one-fourth of the underlying shares vesting in each year on the anniversary of the date of grant, or for the executive officers, over one year following the date of grant, with one-fourth of the underlying shares vesting each three months after the date of grant. Stock options typically remain exercisable for a period of seven years from the date of grant, so long as the optionee continues to be employed by us. When we adopted our 2006 plan, we reduced the maximum term of options granted under the plan to seven years from 10 years in order to reduce the amount of compensation expense we are required to recognize upon the grant of stock options under the plan.

        It is our policy to set the per share exercise price of all stock options granted under the 2006 plan at an amount equal to the fair market value of a share of our common stock on the date of grant. For purposes of the 2006 plan, the fair market value of our common stock is now the closing sales price as reported by Nasdaq. The Compensation Committee may not, under the terms of the 2006 plan, without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, "underwater" option by amending or modifying the terms of the underwater option to lower the exercise price, cancelling the underwater option and granting replacement options having a lower exercise price, or other incentive award in exchange, or repurchasing the underwater options and granting new incentive awards under the plan. For purposes of the 2006 plan, an option is deemed to be "underwater" at any time when the fair market value of our common stock is less than the exercise price. Other typical terms of the stock options we grant to our executives and other employees are described elsewhere in this proxy statement under the heading "Executive Compensation—Grants of Plan-Based Awards—MOCON, Inc. 2006 Stock Incentive Plan."

        Our stock option programs are broad-based and in 2011 all of our employees located in the United States received stock option grants. Approximately 55% of the options covered by those grants went to employees other than our named executive officers.

        We review the long-term equity-based incentives for our named executive officers, on an individual basis and on an aggregate basis, at least once each year at the time we determine base salaries and the terms of our annual incentive compensation arrangements for the upcoming year. The Compensation Committee's determinations regarding the number of stock options to grant our named executive officers are based on a number of factors, including: the executive's position within the company and the level of responsibility, skills and experiences required by the executive's position; the attainment of or failure to attain company objectives and the difficulty in achieving desired company objectives; individual performance of the executive; the executive's length of service to our company; the executive's percentage ownership of our common equity outstanding, including stock options; and competitive compensation data, including outstanding options held by an executive as a percentage of our common equity outstanding.

        Analysis.    During 2011, we granted stock options to all of our U.S.-based employees, including each of our named executive officers. The stock options granted to our named executive officers during 2011 are described in the Grants of Plan-Based Awards—2011 Table under the heading "Executive Compensation—Grants of Plan-Based Awards" and the number of stock options held by our named executive officers as of December 31, 2011 is included in the Outstanding Equity Awards at Fiscal Year-End—2011 Table under the heading "Executive Compensation—Outstanding Equity Awards at Fiscal Year End" contained elsewhere in this proxy statement.

        For 2011, the value of stock options granted to our named executive officers, as a percentage of their 2011 total compensation, was as follows:

	Aggregate Fair Value of Stock Option Awards	Value of Stock Option Awards as % of 2011 Total Compensation
Robert L. Demorest	$62,660	9.4%
Robert E. Forsberg	48,200	14.4%
Darrell B. Lee	48,200	14.0%
Douglas J. Lindemann	48,200	12.7%
Daniel W. Mayer	48,200	11.2%

All Other Compensation

        General.    It is generally our policy not to extend significant perquisites to our executives that are not available to our employees, with the exception that we provide to our named executive officers the personal use of a company-owned vehicle and the right to purchase such vehicle at its depreciated value. Our executives also receive benefits, which are also received by our other employees, including participation in the MOCON, Inc. Savings and Retirement Plan and health, dental and life insurance benefits. Under the MOCON, Inc. Savings and Retirement Plan, all eligible participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 75% (subject to certain special limitations) and contribute such amounts to a trust. We contributed an amount equal to 50% of the first 6% of the amount that each participant contributed under this plan during 2011. We do not provide pension arrangements or post-retirement health coverage for our executives or employees. We also do not provide any nonqualified defined contribution or other deferred compensation plans.

        All of our employees, including our named executive officers, are employed at will and do not have employment agreements. We have, however, entered into written severance agreements with all of our named executive officers, which provide for certain cash and other benefits upon the termination of the executive's employment with us under certain circumstances, as described below.

Change in Control and Post-Termination Severance Arrangements

        Our stock incentive and option plans, and the individual agreements entered into in connection with the grant of stock options under our plans, provide for the immediate vesting of all stock options then held by our named executive officers, as well as all other employees, upon the completion of a change in control of our company. In addition, our named executive officers have severance agreements with us that provide for the immediate vesting of all stock options then held by our named executive officers upon the completion of a change in control of our company and also provide for a severance payment upon the termination of their employment with us under certain circumstances, including in connection with or within 24 months of a change in control of our company. This severance payment is structured as a lump sum cash payment that is equal to the highest annual salary that the executive had in effect prior to the date of termination in the case of a termination of the executive that is not made in connection with (or within 24 months of) a change in control and is not for "cause."

        If we (or any successor organization) terminate the executive's employment or the executive voluntarily terminates his employment for "good reason" in connection with (or at any time within

24 months following) a change in control and the termination is for any reason other than for "cause," the severance payment is structured as a lump sum payment that is equal to twice the highest annual salary that the executive had in effect prior to the date of termination less any compensation paid to the executive for service after the change in control, although such reduction cannot reduce the amount of the severance payment below an amount equal to the highest annual salary that the executive had in effect prior to the date of termination. These arrangements, including the quantification of the payment and benefits provided under these arrangements, are described in more detail elsewhere in this proxy statement under the heading "Executive Compensation—Potential Payments Upon Termination or Change in Control."

        The severance agreements with our named executive officers which provide for these severance and change in control arrangements were originally entered into in November 2000 in the case of each of Messrs. Demorest, Lindemann and Mayer, in December 2006 in the case of Mr. Lee, and in June 2008 in the case of Mr. Forsberg. In November 2007, we made changes to the Change in Control Severance Agreements, solely to comply with final regulations published by the Internal Revenue Service under an exception to Section 409A of the Internal Revenue Code of 1986, as amended. There have been no changes to the economic terms of the Change in Control Severance Agreements since they were adopted.

        We believe that the severance and change in control protections provided in the agreements are relevant and an important part of our executive compensation program. We believe such protections continue to provide important retention value, especially during critical time periods. We also believe similar protections are typically provided by other companies, including companies with which we compete for executive talent, and thus believe we must continue to offer such protections in order to be competitive. All cash severance payments are conditioned upon the executive signing a general release of all claims against us.

        We believe the change in control provisions in our stock incentive and option plans and the agreements evidencing stock options under such plans and the severance agreements are particularly important. Pursuant to these provisions, all stock options held by our named executive officers (as well as all other optionees) become immediately vested and exercisable upon the completion of a change in control of our company. Thus, the immediate vesting of stock options is triggered by the change in control and thus is known as a "single trigger" change in control arrangement. While "single trigger" change in control arrangements are often criticized as creating a "windfall" for optionees, we, nonetheless, believe such arrangements are appropriate since they provide important retention value during what can often be an uncertain time for employees and provide executives additional monetary motivation to complete a transaction that our Board believes is in the best interests of our shareholders. If an executive were to leave prior to the completion of the change in control, unvested stock options held by the executive would terminate.

        In order for our named executive officers to receive any other payment or benefit as a result of a change in control of our company, however, there must be a termination event, such as a termination of the executive's employment by us without cause or a termination of the executive's employment by the executive for good reason, either in connection with the change in control or within 24 months of the change in control. The termination of the executive's employment by the executive without good reason will not give rise to any additional payments or benefits either in a change in control situation or otherwise. Thus, these additional payments and benefits will not just be triggered by a change in control, but will also require a termination event not within the control of the executive, and thus are known as "double trigger" change in control arrangements. We believe these "double trigger" change in control arrangements are also important since they too provide important retention value and because they are not "single trigger" arrangements, they prevent the executive from receiving what could be considered by some shareholders as too significant a windfall upon a change in control.

        We believe our change in control arrangements mitigate some of the risk that exists for executives working in a small profitable publicly held company where there is a meaningful likelihood that the company may be acquired in the future. These arrangements are also intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and mitigate a potential disincentive to consideration and execution of such an acquisition, particularly where the services of these executive officers may not be required by the acquirer.

        We believe our change in control and severance arrangements are an important part of our compensation program due to the important retention and motivational value. We also believe the change in control provision in our stock incentive and option plans and the agreements evidencing stock options under such plans and the severance agreements are consistent with the design provisions and benefit levels of other companies disclosing such protections, as provided in public Securities and Exchange Commission filings and as periodically published in various surveys and research reports.

Accounting and Tax Considerations

        We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

        We structure cash base salary and annual incentive compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. In addition, with respect to equity compensation awards, all of our executives have received equity compensation awards in the form of incentive stock options, which would entitle us to a tax deduction if there was a disqualifying disposition by the executive. However, some of the incentive stock options that have been granted have exceeded the $100,000 per year limitation (with respect to exercisability) set forth in Section 422 of the Internal Revenue Code. Accordingly, the incentive stock options granted in excess of this $100,000 per year limitation will be treated as non-qualified stock options for tax purposes. We will, therefore, be entitled to a tax deduction in the year in which the non-qualified stock option is exercised in an amount equal to the amount by which the fair market value of the shares underlying the non-qualified stock options on the date of exercise exceeds the option exercise price.

        Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including shareholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our named executive officers. Since none of our named executive officers received compensation over $1 million during 2011, we were not affected by the limitations of Section 162(m) of the Internal Revenue Code.

 EXECUTIVE COMPENSATION

Compensation Committee Report

        This report is furnished by the Compensation Committee of the Board of Directors with respect to the "Compensation Discussion and Analysis" section of this proxy statement.

        The primary purpose of the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to the compensation of our executive officers. In performing its oversight role, the Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with our management.

        Based on the review and discussions of the Compensation Committee described above, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in this proxy statement for filing with the Securities and Exchange Commission.

Compensation Committee
Tom C. Thomas, Chairman J. Leonard Frame

        The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee in 2011 were Messrs. Frame and Thomas. Messrs. Frame and Thomas continue to serve on the Compensation Committee, although it is expected Mr. Gallagher will replace Mr. Frame on this committee after our Annual Meeting. None of the individuals who served on the Compensation Committee during 2011 or currently serve on the Compensation Committee is or has been an officer or employee of our company or any of our subsidiaries or has had any relationship requiring disclosure by us under Item 404 of SEC Regulation S-K. Although Mr. Demorest is not a member of the Compensation Committee, he periodically attends the meetings for the purpose of providing continuity and detailed information about employees and compensation plans. Mr. Demorest does not participate in any option grant or incentive award decision relating to executive officers or any decision of the Compensation Committee that might affect him personally. During 2011, none of our executive officers served on the Compensation Committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on our Compensation Committee or our Board of Directors.

Summary of Cash and Other Compensation

        The following table provides summary information concerning all compensation awarded to, earned by or paid to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers, other than our principal executive officer or principal financial officer, who earned more than $100,000 during the year ended December 31, 2011. We refer to these individuals in this proxy statement as our "named executive officers."

SUMMARY COMPENSATION TABLE—2011

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Robert L. Demorest	2011	$295,717	$0	$62,660	$281,523	$15,172	$665,472
Chairman of the Board,					10,400
President and Chief Executive	2010	281,635	0	51,350	251,434	40,661	638,080
Officer					13,000
	2009	273,432	0	27,200	117,849	11,643	443,124
					13,000
Robert E. Forsberg(4)	2011	160,779	0	48,200	82,319	34,290	333,588
Vice President and					8,000
President, Baseline-MOCON	2010	148,361	0	39,500	71,321	13,446	282,628
					10,000
	2009	144,040	0	20,400	2,280	14,517	188,737
					7,500
Darrell B. Lee	2011	174,927	0	48,200	102,507	10,331	343,965
Vice President, Chief Financial					8,000
Officer, Treasurer and Secretary	2010	157,073	0	39,500	86,297	21,823	314,693
					10,000
	2009	152,498	0	20,400	40,412	11,978	235,288
					10,000
Douglas J. Lindemann	2011	190,383	0	48,200	125,462	16,172	378,217
Vice President and General					8,000
Manager	2010	181,317	0	39,500	112,066	31,236	374,119
					10,000
	2009	176,036	0	20,400	52,459	15,680	274,575
					10,000
Daniel W. Mayer	2011	223,310	0	48,200	130,860	18,958	429,328
Executive Vice President and					8,000
Chief Technology Officer	2010	212,676	0	39,500	116,846	40,865	419,887
					10,000
	2009	206,482	0	20,400	54,718	19,550	311,150
					10,000

(1)
Reflects the aggregate grant date fair value recognized for each named executive officer for financial statement reporting purposes with respect to the fiscal years ended December 31, 2011, 2010 and 2009 in accordance with FASB ASC Topic 718. We refer you to Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2011 for a discussion of the assumptions made in calculating the dollar amount recognized for each officer for financial statement reporting purposes with respect to the fiscal years ended December 31, 2011, 2010 and 2009 in accordance with FASB ASC Topic 718. None of the option awards are subject to performance conditions.

(2)
The first number in this column for each executive reflects amounts earned under the MOCON, Inc. Incentive Pay Plan and the second number is the maximum amount earned under special performance related bonus arrangements. Although earned in 2011, both of these amounts were or will be paid to the executive in 2012. For more information regarding the material terms of the MOCON, Inc. Incentive Pay Plan and the special performance related bonus arrangements, see "—Grants of Plan-Based Awards—MOCON, Inc. Incentive Pay Plan" and "—Grants of Plan-Based Awards—Special Performance Related Arrangements" and included elsewhere in this proxy statement.

(3)
The amounts shown in this column include the following with respect to each named executive officer for 2011:

Name	401(k) Match	Life Insurance Premiums	Personal Use of Auto
Robert L. Demorest	$7,368	$131	$7,673
Robert E. Forsberg	6,912	162	27,216
Darrell B. Lee	6,687	176	3,468
Douglas J. Lindemann	5,519	215	10,438
Daniel W. Mayer	7,363	245	11,350
(4)
Mr. Forsberg became Vice President of MOCON effective February 10, 2009.

        Employment Agreements.    All of our employees, including our named executive officers, are employed at will and do not have employment agreements that guarantee them any particular base salary, annual incentive cash compensation or any other compensation or benefits. We have, however, entered into written severance agreements with our named executive officers, which agreements are described in more detail under the heading "Potential Payments Upon Termination or Change in Control" contained elsewhere in this proxy statement.

        MOCON Inc. Savings and Retirement Plan.    Under the MOCON, Inc. Savings and Retirement Plan, participants, including our named executive officers, may voluntarily request that we reduce his or her pre-tax compensation by up to 75% (subject to certain special limitations) and contribute such amounts to a trust. In 2011, we contributed an amount equal to 50% of the first 6% of the amount that each participant contributed under this plan.

        Total Compensation Mix.    The average base salary of the named executive officers other than our CEO accounted for 50% of the total compensation of each, while incentive compensation (consisting of amounts paid under the MOCON Incentive Pay Plan, the special performance plan and the fair value of options granted) accounted for approximately 45% of the total compensation of the named executive officers other than our CEO.

Grants of Plan-Based Awards

        The following table provides information concerning grants of plan-based awards to each of our named executive officers during the year ended December 31, 2011.

GRANTS OF PLAN-BASED AWARDS—2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options(#)(2)
								Exercise or Base Price of Option Awards ($/Sh)(3)
									Grant Date Fair Value of Option Awards(4)
Name	Grant Date	Target ($)		Maximum ($)
Robert L. Demorest	12/30/11	—		—		13,000	(5)	$16.00	$62,660
		$201,827	(6)	$304,293	(6)	—		—	—
		13,000	(7)	—		—		—	—
Robert E. Forsberg	12/30/11	—		—		10,000	(5)	16.00	48,200
		67,527	(6)	101,291	(6)	—		—	—
		10,000	(7)	—		—		—	—
Darrell B. Lee	12/30/11	—		—		10,000	(5)	16.00	48,200
		73,470	(6)	110,204	(6)	—		—	—
		10,000	(7)	—		—		—	—
Douglas J. Lindemann	12/30/11	—		—		10,000	(5)	16.00	48,200
		99,951	(6)	149,927	(6)	—		—	—
		10,000	(7)	—		—		—	—
Daniel W. Mayer	12/30/11	—		—		10,000	(5)	16.00	48,200
		117,238	(6)	175,857	(6)	—		—	—
		10,000	(7)	—		—		—	—

(1)
Represents estimated future payouts under the MOCON, Inc. Incentive Pay Plan and special performance related bonus arrangements.

(2)
Represents options granted under the MOCON, Inc. 2006 Stock Incentive Plan.

(3)
Per share exercise price of option is equal to the closing price of our common stock on the date of grant, as reported by the Nasdaq Global Market System, in accordance with the terms of the MOCON, Inc. 2006 Stock Incentive Plan.

(4)
We refer you to Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2011 for a discussion of the assumptions made in calculating the grant date fair value of option awards.

(5)
This option vests over a one-year period, with one-fourth of the underlying shares vesting on March 31, June 30, September 30 and December 31, 2012.

(6)
Represents estimated future payouts under the MOCON, Inc. Incentive Pay Plan. The target is a defined percentage of the executive's salary, and the maximum is 150% of the target amount.

(7)
Represents maximum payout under special performance related bonus arrangements. The payout is paid in the form of an all expense-paid vacation for two, subject to a cap equal to the figure shown.

        MOCON, Inc. 2006 Stock Incentive Plan.    Under the terms of the MOCON, Inc. 2006 Stock Incentive Plan, our named executive officers, in addition to other employees and individuals, are eligible to receive equity compensation awards, such as stock options, stock appreciation rights, restricted stock awards, stock bonuses and performance awards. To date, only incentive and non-statutory stock options have been granted under the plan. The plan contains both an overall limit on the number of shares of our common stock that may be issued, as well as individual and other grant limits. Incentive stock options must be granted with a per share exercise price equal to at least the fair market value of a share of our common stock on the date of grant. For purposes of the 2006 plan, the fair market value of our common stock was the mean between the reported high and low sale price of our common stock, as reported by the Nasdaq Global Market System, and has been changed to the closing sales price as reported on Nasdaq. We generally set the per share exercise price of all stock options granted under the plan at an amount equal to the fair market value of a share of our common stock on the date of grant.

        Except in connection with certain specified changes in our corporate structure or shares, the Compensation Committee may not, without prior approval of our shareholders, seek to effect any re-pricing of any previously granted, "underwater" option by amending or modifying the terms of the underwater option to lower the exercise price, cancelling the underwater option and granting replacement options having a lower exercise price, or other incentive award in exchange, or repurchasing the underwater options and granting new incentive awards under the plan. For purposes of the plan, an option is deemed to be "underwater" at any time when the fair market value of our common stock is less than the exercise price.

        Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after seven years from their date of grant. We generally provide for the vesting of stock options in equal annual installments over a four-year period commencing on the one-year anniversary of the date of grant or over a one year period with one-fourth of the underlying shares vesting at the end of each three month period following the grant date.

        Optionees may pay the exercise price of stock options in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by (1) using a broker-assisted cashless exercise procedure pursuant to which the optionee, upon exercise of an option, irrevocably instructs a broker or dealer to sell a sufficient number of shares of our common stock or loan a sufficient amount of money to pay all or a portion of the exercise price of the option and/or any related withholding tax obligations and remit such sums to us and directs us to deliver the shares to be issued upon such exercise directly to such broker or dealer; or (2) using a cashless exercise procedure pursuant to which the optionee surrenders to us shares of our common stock either underlying the option or that are otherwise held by the optionee.

        Under the terms of the plan, unless otherwise provided in a separate agreement, if a named executive officer's employment or service with our company terminates for any reason, the unvested portion of the option will immediately terminate and the executive's right to exercise the then vested portion of the option will:

  •
  immediately terminate if the executive's employment or service relationship with our company terminated for "cause";

  •
  continue for a period of 12 months if the executive's employment or service relationship with our company terminates as a result of the executive's death, disability or retirement; or

  •
  continue for a period of three months if the executive's employment or service relationship with our company terminates for any reason, other than for cause or upon death, disability or retirement.

        As set forth in the plan, the term "cause" is as defined in any employment or other agreement or policy applicable to the named executive officer or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to us or any subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the overall duties, or (iv) any material breach of any employment, service, confidentiality, non-compete or non-solicitation agreement entered into with us or any subsidiary.

        As described in more detail under the heading "—Change in Control and Post-Termination Severance Arrangements" if there is a change in control of our company, then, under the terms of agreements evidencing options granted to our named executive officers and other employees under the plan, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the executive to whom such options have been granted remains in the employ or service of us or any of our subsidiaries.

        MOCON, Inc. 1998 Stock Option Plan.    Prior to the effectiveness of the MOCON, Inc. 2006 Stock Incentive Plan on May 16, 2006, the date our shareholders approved the plan, we granted options to purchase shares of our common stock under the terms of the MOCON, Inc. 1998 Stock Option Plan. The terms of the 1998 plan are similar to the terms of the MOCON, Inc. 2006 Stock Incentive Plan described above.

        MOCON, Inc. Incentive Pay Plan.    We maintain the MOCON, Inc. Incentive Pay Plan to directly link our annual financial results with our executives' overall compensation. For 2011, the target for each of Messrs. Demorest, Forsberg, Lee, Lindemann, and Mayer, our executives who have overall corporate responsibility, was a specified amount of our annual net income before income taxes and incentives.

        At the end of each calendar year, the Compensation Committee establishes goal amounts for our named executive officers and determines the percentage of salary at goal for each executive for the following year. The 2011 percentages of salary at goal, which were set by the Compensation Committee in December 2010, ranged from 35% to 65% of 2011 base salary earned, at goal, with the actual incentive paid based on the percentage of goal achieved, up to a maximum of 150%. The base bonus amount for Mr. Demorest was set at 65% of his base salary for 2011 and is currently set at 65% of his base salary for 2012. The base bonus amounts for our other named executive officers ranged from 35% to 45% of their base salary for 2011 and from 40% to 50% for 2012.

        Bonuses are paid if we achieve our profit goals, which are set by the Board of Directors at the end of the prior year. To the extent that our profits are less than or greater than established goals, the actual bonus amounts paid are proportionally reduced or increased but may not exceed 150% of the base bonus amount.

        The payouts actually received by each of Messrs. Demorest, Forsberg, Lee, Lindemann, and Mayer for 2011 under the Incentive Pay Plan were $281,523, $82,319, $102,507, $125,462 and $130,860, respectively.

        Special Performance Related Bonus Arrangements.    We offer each of our named executive officers the opportunity to earn a special performance related bonus each year by successfully attaining a non-financial goal that is set each year by the Compensation Committee. The Compensation Committee has the sole discretion in determining each year whether or not the goal has been achieved. The Compensation Committee, with substantial input from our Board, sets one or more non-financial objectives that are important to the long-term success of our company, but that may or may not have a significant short-term financial impact. For more information on this bonus arrangement, see the discussion under "Compensation Discussion and Analysis—Annual Incentive Compensation" above.

        Other Information Regarding Plan-Based Awards.    Under severance agreements we have entered into with our named executive officers, upon the occurrence of a change in control, all stock options then held by the officer pursuant to our stock incentive plans would be accelerated and all such options would become fully vested and immediately exercisable as described in more detail under the heading "—Change in Control and Post-Termination Severance Arrangements."

Outstanding Equity Awards at Fiscal Year End

        The following table provides information regarding unexercised stock options for each of our named executive officers that remained outstanding at December 31, 2011. We did not have any stock awards outstanding at December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Robert L. Demorest	25,000	0		7.295	12/05/12
	25,000	0		8.075	12/22/13
	10,000	0		9.175	12/23/14
	10,000	0		8.905	12/28/15
	15,000	0		12.065	12/21/13
	10,000	0		10.950	12/30/14
	10,000	0		8.575	12/30/15
	10,000	0		9.210	12/30/16
	13,000	0		12.960	12/30/17
	0	13,000	(1)	16.00	12/29/18
Robert E. Forsberg	1,500	0		8.905	12/28/15
	7,500	0		12.065	12/21/13
	5,000	0		10.950	12/30/14
	1,250	1,250	(2)	8.575	12/30/15
	10,000	0		12.960	12/30/17
	0	10,000	(1)	16.00	12/29/18
Darrell B. Lee	10,000	0		12.065	12/21/13
	7,500	0		10.95	12/30/14
	2,500	0		8.575	12/30/15
	7,500	0		9.210	12/30/16
	10,000	0		12.960	12/30/17
	0	10,000	(1)	16.00	12/29/18
Douglas J. Lindemann	10,000	0		7.295	12/05/12
	10,000	0		8.075	12/22/13
	5,000	0		9.175	12/23/14
	5,000	0		8.905	12/28/15
	10,000	0		12.065	12/21/13
	7,500	0		10.95	12/30/14
	7,500	0		8.575	12/30/15
	7,500	0		9.210	12/30/16
	10,000	0		12.960	12/30/17
	0	10,000	(1)	16.00	12/29/18
Daniel W. Mayer	12,000	0		7.295	12/05/12
	12,000	0		8.075	12/22/13
	5,000	0		9.175	12/23/14
	5,000	0		8.905	12/28/15
	10,000	0		12.065	12/21/13
	7,500	0		10.95	12/30/14
	7,500	0		8.575	12/30/15
	7,500	0		9.210	12/30/16
	10,000	0		12.960	12/30/17
	0	10,000	(1)	16.00	12/29/18

(1)
This option vests over a one-year period, with one-fourth of the underlying shares vesting on each of March 31, June 30, September 30 and December 31, 2012.

(2)
This option vests over a four year period, with one-fourth of the underlying shares vesting on each of December 31, 2009, 2010, 2011 and 2012.

Options Exercised During Fiscal Year

        The following table provides information regarding the exercise of stock options during the year ended December 31, 2011 for each of our named executive officers on an aggregated basis. We do not have any outstanding stock awards and thus did not have any stock awards vest during the year ended December 31, 2011.

OPTIONS EXERCISED AND STOCK VESTED—2011

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Robert L. Demorest	40,000	331,600
Robert E. Forsberg	17,700	129,668
Darrell B. Lee	4,000	26,256
Douglas J. Lindemann	12,000	110,520
Daniel W. Mayer	14,925	129,698

(1)
The aggregate dollar value realized upon exercise is the difference between the market price of the underlying shares of our common stock on the date of exercise, based on the closing sale price of our common stock on the date of exercise, and the exercise price of the options.

Potential Payments Upon Termination or Change in Control

        Severance Agreements.    We have in place a severance agreement with each of our named executive officers. These severance agreements have no stated expiration dates and unless modified by the parties to such agreements will remain in place until the executives are no longer employed by us and all benefits payable under the agreements have been paid.

        The severance agreements provide for the payment to the executive of a lump sum amount upon the occurrence of the following termination events involving the executive, in each case conditioned upon the executive signing a general release of any and all claims he may have against us:

  •
  We terminate the executive's employment for any reason other than for "cause," in which case the executive is entitled to a lump sum payment equal to the highest annual salary that the executive had in effect prior to the date of termination; or

  •
  In connection with, or at any time within 24 months following, a "change in control" of our company, either we (or any successor organization to us) terminate the executive's employment for any reason other than for "cause" or the executive voluntarily terminates his employment for "good reason," in which case the executive is entitled to a lump sum payment equal to twice the highest annual salary that the executive had in effect prior to the date of termination less any compensation paid to the executive for service after the change in control, although such reduction cannot reduce the amount of the severance payment below an amount equal to the highest annual salary that the executive had in effect prior to the date of termination.

        In addition to the severance payment described above, and regardless of whether the executive remains employed by us or not, if a "change in control" of our company occurs, any unvested stock options then held by the executive will vest in full.

        A "change in control" is generally defined as the occurrence of any of the following events:

  •
  a merger or consolidation involving our company if less than 50% of the voting stock of the surviving company after the business combination is held by persons who were shareholders of our company before the merger or consolidation;

  •
  a merger or consolidation involving our company if more than 50%, but less than 75%, of the voting stock of the surviving company after the business combination is held by persons who were shareholders of our company before the merger or consolidation unless our Board of Directors approves in advance the merger or consolidation;

  •
  ownership by a person or group acting in concert of (i) at least 25%, but not 50% or more, of our voting securities unless our Board of Directors approves in advance the transaction that results in such ownership or (ii) at least 50% or more of our voting securities, regardless of any approval of our Board of Directors;

  •
  a sale, lease or transfer of substantially all of our assets to a person or entity not controlled by us;

  •
  approval by our shareholders of a plan for the liquidation of our company;

  •
  specified changes in the composition of our Board of Directors; or

  •
  any other change in control transaction that would be required to be reported in a filing with the SEC.

        For purposes of the severance agreements, "cause" means:

  •
  the executive's total disability which results in the executive's inability to perform the essential functions of the executive's position, with or without reasonable accommodation, provided the executive has exhausted his entitlement to any applicable leave, if he desires to take and satisfies all eligibility requirements for such leave;

  •
  the continued failure by the executive to substantially perform his duties after a demand for substantial performance is made that identifies the manner in which we believe that the executive has not substantially performed his duties, and the executive has failed to resume substantial performance within 30 days; or

  •
  the executive's conviction, or the entry of a pleading of guilty or nolo contendere by the executive, of any crime involving theft, embezzlement, fraud, or other dishonesty, or any felony; or

  •
  the willful engaging by the executive in conduct that is demonstrably and materially injurious to our company.

        An executive is entitled to terminate his employment for "good reason" if any of the following occurs within 24 months following a change in control of our company:

  •
  a substantial adverse change in the nature or scope of the executive's duties, powers, responsibilities, authorities or title from his duties, powers, responsibilities, authorities or title immediately prior to the change in control;

  •
  a reduction in the executive's annual base salary or target level of incentive compensation in effect immediately prior to the change in control;

  •
  the executive is required to be based at a location that is more than 50 miles from the executive's principal office immediately prior to the change in control; or

  •
  any successor company following the change in control refuses to assume and be responsible for our obligations under the agreement.

        Change in Control Arrangements under Our Equity-Based Compensation Plans.    The stock options held by our named executive officers were granted under either our current MOCON, Inc. 2006 Stock Incentive Plan or the MOCON, Inc. 1998 Stock Option Plan. Under the terms of these plans and agreements evidencing stock options granted under these plans, stock options become fully vested or exercisable following a "change in control" of our company, which is defined under the plans as:

  •
  the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

  •
  the approval by our shareholders of any plan or proposal for the liquidation or dissolution of our company;

  •
  certain merger or business combination transactions;

  •
  more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

  •
  certain changes in the composition of the Board of Directors.

        Effect of Section 280G of the Internal Revenue Code of 1986.    In any event, if any payments to a named executive officer under the severance agreements or otherwise are considered contingent upon a "change in control" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, and would therefore constitute a "parachute payment" under the Code, then such payments would be reduced to the largest amount as will result in no portion of such payments being subject to the tax imposed by Section 4999 of the Internal Revenue Code.

        Potential Payments to Named Executive Officers.    The following table describes the potential payments to each of our named executive officers in the event of a change in control of our company on December 31, 2011 or a termination of the executive's employment with us on December 31, 2011 either in connection with or within 24 months following a change in control of our company or not in connection with a change in control:

Name	Executive Benefits and Payments	Occurrence of Change in Control	Involuntary Not-for-Cause Termination Not in Connection with a Change in Control	Involuntary Not-for-Cause or Good Reason Termination in Connection with or Within 24 Months Following Change in Control
Robert L. Demorest	Base Salary(1)	$—	$295,717	$591,434
	Unvested and Accelerated Stock Options(2)	0	—	0

	Total:	0	295,717	591,434
Robert E. Forsberg	Base Salary(1)	—	160,779	321,558
	Unvested and Accelerated Stock Options(2)	0	—	0

	Total:	0	160,779	321,558
Darrell B. Lee	Base Salary(1)	—	174,927	349,854
	Unvested and Accelerated Stock Options(2)	0	—	0

	Total:	0	174,927	349,854
Douglas J. Lindemann	Base Salary(1)	—	190,383	380,766
	Unvested and Accelerated Stock Options(2)	0	—	0

	Total:	0	190,383	380,766
Daniel W. Mayer	Base Salary(1)	—	223,310	446,620
	Unvested and Accelerated Stock Options(2)	0	—	0

	Total:	0	223,310	446,620

(1)
The base salary payment for each of the executives would be payable in one lump sum as soon as administratively practicable following the termination and conditioned upon the executive signing a general release of claims against us.

(2)
Unvested stock options become fully vested and immediately exercisable upon a change in control. The value of this automatic vesting is based on the excess, if any, of (i) the closing sale price of our common stock on December 30, 2011 ($16.00), which was the last trading day of 2011 over (ii) the exercise price of the options, multiplied by the number of shares of common stock underlying the option that were unvested as of December 31, 2011.

Risk Assessment of Compensation Policies, Practices and Programs

        During 2011, the Company conducted a risk assessment of the Company's compensation policies and practices and concluded that they do not motivate imprudent or excessive risk taking. In this regard, the Company notes that:

  •
  the Company does not offer disproportionately large short-term incentives that might incent management to make high-risk/high-reward short term investments at the expense of long-term Company value;

  •
  the Company's compensation programs include significant long-term incentives that reward sustainable performance; and

  •
  the Company's compensation awards are set at reasonable and sustainable levels, as determined by a review of the Company's economic position, prospects and performance

The Company's compensation policies and practices were evaluated to ensure that they do not foster risk taking above prudent levels of risk associated with the Company's business model. For this purpose, the Company and the Compensation Committee considered the Company's growth and return performance, volatility and leverage and the time horizon of the Company's investments; and compared them to, among other things, the performance metrics and time horizon of the Company's compensation policies and practices. Based on this assessment, the Company concluded that it has a balanced pay and performance program that does not promote excessive risk taking.

 RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

Director and Executive Officer Compensation

        Please see "Director Compensation" and "Executive Compensation" for information regarding the compensation of our directors and executive officers and for information regarding agreements we have entered into with our directors and executive officers.

Policies and Procedures Regarding Related Party Transactions

        Our Board of Directors has delegated to the Audit Committee, pursuant to the terms of a written policy, the authority to review, approve and ratify related party transactions. If it is not feasible for the Audit Committee to take an action with respect to a proposed related party transaction, our Board or another committee of our Board, may approve or ratify it. No member of our Board or any Board committee may participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related party.

        Our policy defines a "related party transaction" as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved will or may be expected to exceed $120,000 in any calendar year, and in which any related party had, has or will have a direct or indirect interest.

        Prior to entering into or amending any related party transaction, the party involved must provide notice to our Finance Department of the facts and circumstances of the proposed transaction, including:

  •
  the related party's relationship to us and his or her interest in the transaction;

  •
  the material facts of the proposed related party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

  •
  the purpose and benefits of the proposed related party transaction with respect to us;

  •
  if applicable, the availability of other sources of comparable products or services; and

  •
  an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

        If the Finance Department, with the assistance of our legal counsel, determines the proposed transaction is a related party transaction, the proposed transaction will be submitted to the Audit Committee for consideration. In determining whether to approve a proposed related party transaction, the Audit Committee will consider, among other things, the following:

  •
  the purpose of the transaction;

  •
  the benefits of the transaction to us;

  •
  the impact on a director's independence in the event the related party is a non-employee director, an immediate family member of a non-employee director or an entity in which a non-employee director is a partner, shareholder or executive officer;

  •
  the availability of other sources for comparable products or services;

  •
  the terms of the transaction; and

  •
  the terms available to unrelated third parties or to employees generally.

        We also produce quarterly reports of any amounts paid or payable to, or received or receivable from, any related party. These reports allow us to identify any related party transactions that were not previously approved or ratified. In that event, the transaction will be promptly submitted to the Audit Committee for consideration of all the relevant facts and circumstances, including those considered when a transaction is submitted for pre-approval. Under our policy, certain related party transactions as defined under our policy will be deemed to be pre-approved by the Audit Committee and will not be subject to these procedures.

 PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, the Board of Directors is providing our shareholders with an advisory vote on executive compensation. This advisory vote, commonly known as a "say-on-pay" vote, is a non-binding vote on the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

Reasons Why You Should Vote FOR Our Say-on-Pay Vote

        As described in detail in the "Compensation Discussion and Analysis" section of this proxy statement beginning on page 18 of this Proxy Statement, our executive compensation programs are designed to:

  •
  attract and retain executives important to the success of our company and the creation of value for our shareholders;

  •
  motivate our executives to achieve our desired financial, earnings and other corporate goals and create shareholder value; and

  •
  reward our executives for the achievement of our desired financial, earnings and other corporate goals, the creation of shareholder value in the short and long term and their contributions, in general, to the success of our company.

        We urge shareholders to carefully consider the Compensation Discussion and Analysis and the accompanying tables, which provide detailed information regarding key elements of our executive compensation program and our compensation philosophy and objectives. Highlights of our executive officer compensation programs and policies are as follows:

  •
  We closely monitor the compensation policies and practices of other companies that are engaged in the manufacturing of scientific and technical instruments, particularly focusing on companies that have a market capitalization, revenues and net income similar to ours, with the objective of providing our total compensation to be within the range of the aggregate compensation paid by these companies, which we believe is fair to our executives and our shareholders.

  •
  To motivate our executives to align their interests with those of our shareholders, we provide annual cash incentives which are designed to reward our executives for the attainment of annual financial results and special performance related bonus arrangements which are based on meeting objectives which may not have a short-term financial impact but are important to the long-term success of our company.

  •
  We provide our executives stock options that link our executives' long-term compensation with the long-term price performance of our common stock, and provide a substantial retention incentive.

  •
  We provide our executives with only modest change in control and severance benefits and do not provide for any additional excise tax gross-up payments.

  •
  We do not provide our executives with pension arrangements, post-retirement health coverage, nonqualified defined contribution or other deferred compensation.

        We are requesting shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement. This "say-on-pay" vote gives our shareholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Proposed Resolution

        Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

        RESOLVED, that the shareholders of MOCON, Inc. approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

        As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. The Compensation Committee and Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

        The Board of Directors recommends that shareholders vote "For" approval of the foregoing resolution in favor of the company's executive compensation program.

Vote Required

        No particular vote is required to approve or disapprove this matter. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting will be considered the preference of the company's shareholders. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted "For" approval of the foregoing resolution.

 PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF
ADVISORY VOTES ON EXECUTIVE COMPENSATION

Background

        Pursuant to the Dodd-Frank Act, the Board of Directors is asking our shareholders to indicate the frequency with which they believe the company should hold an advisory vote on executive compensation advisory vote, or "say-on-pay" vote, such as that provided for in Proposal Two. Shareholders may indicate whether they prefer that we hold a "say-on-pay" vote every three years, every two years or every year, or they may abstain from this vote.

Reasons Why You Should Vote Every Three Years for the Frequency of Our Say-on-Pay Vote

        We believe our executive compensation program is straightforward, uncontroversial, reflects a strong pay-for-performance philosophy and is aligned with the interests of our shareholders. Accordingly, the Board of Directors, upon recommendation of the Compensation Committee, has determined that a say-on-pay vote every three years is the best approach for our company and shareholders. We believe a three-year cycle is appropriate for our company and shareholders for a number of reasons, including: (1) it encourages a longer-term view of compensation by our shareholders by allowing them to evaluate three-years of compensation history and business results; (2) it will provide the Compensation Committee and Board of Directors with adequate time to consider thoughtfully the results of say-on-pay votes and other shareholder input and, as necessary, respond to shareholder sentiment and effectively implement any desired changes to our executive compensation policies and practices.

        Shareholders ultimately are not voting to approve or disapprove the recommendation of the Board of Directors. As this is an advisory vote, it is not binding on us. The Compensation Committee and Board of Directors may decide that it is in the best interests of our company and shareholders to hold a say-on-pay vote more or less frequently than the preference receiving the highest number of votes of our shareholders. The Compensation Committee and Board of Directors will take into account the outcome of the vote when considering the frequency of future say-on-pay votes.

Proposed Resolution

        Accordingly, we are asking shareholders to vote on the preferred voting frequency by selecting the option of three years, two years, or one year, or shareholders may abstain, when voting in response to the resolution set forth below:

        RESOLVED, that our shareholders approve, on an advisory basis, that the frequency with which they prefer to hold an advisory shareholder vote to approve the compensation of the named executive officers is every:

  •
  Three years;

  •
  Two years;

  •
  One year; or

  •
  Abstain

Board Recommendation

        The Board of Directors unanimously recommends an advisory vote for a frequency of an executive compensation advisory vote, or say-on-pay vote, "Three years."

Vote Required

        No particular vote is required to approve or disapprove this matter. The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting will be considered the preference of the company's shareholders. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for "Three years" for the frequency of future advisory votes on executive compensation.

 PROPOSAL FOUR—RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of our Board has again selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Although it is not required to do so, our Board wishes to submit the selection of KPMG LLP for shareholder approval at the Annual Meeting. Even if the selection is ratified by our shareholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and its shareholders. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions. If the shareholders do not approve the selection of KPMG LLP, our Board will reconsider its selection.

Audit, Audit-Related, Tax and Other Fees

        The following table presents the aggregate fees billed and estimated amounts to be billed for audit services and fees billed for all other professional services rendered by KPMG LLP for the fiscal years ended December 31, 2010 and 2011.

	Aggregate Amount Billed
Services Rendered	2010	2011
Audit Fees(1)	$177,100	$236,700
Audit-Related Fees(2)	0	32,400
Tax Fees(3)	80,900	61,800
All Other Fees	0	0

(1)
These fees consisted of the annual audit of our consolidated financial statements for the applicable year, and the reviews of our consolidated financial statements included in our Form 10-Qs for the first, second and third quarters of the applicable year.

(2)
These fees related to due diligence services performed.

(3)
These fees related to corporate tax preparation and advisory services. The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG LLP's independence and has determined that it is.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services, and all permissible non-audit services provided by KPMG LLP to us and our subsidiaries, are pre-approved by the Audit Committee. All services rendered by KPMG LLP to us and our subsidiaries during 2011 were permissible under applicable laws and regulations, and all such services provided by KPMG LLP to us were approved in advance by the Audit Committee in accordance with the rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002.

Board Recommendation

        Our Board of Directors recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In absence of other instructions, proxies will be voted FOR the approval of the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 AUDIT COMMITTEE REPORT

        This report is furnished by the Audit Committee of our Board of Directors with respect to our financial statements for the year ended December 31, 2011.

        One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

        In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements and the effectiveness of internal controls over financial reporting for the year ended December 31, 2011 with our management. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. Additionally, based on the criteria established in the Internal Control-Integrated Framework issued by COSO, the Company's internal controls over financial reporting are materially effective. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for our fiscal year ended December 31, 2011. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as in effect for our fiscal year ended December 31, 2011. The Audit Committee has discussed with KPMG LLP its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

        Based on the review and discussions of the Audit Committee described above, in reliance on the unqualified opinion of KPMG LLP regarding our audited financial statements and internal control over financial reporting, and subject to the limitations on the role and responsibilities of the Audit Committee described above and in the Audit Committee's charter, the Audit Committee recommended to our Board of Directors that our audited financial statements for the fiscal year ended December 31, 2011 be included in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

Audit Committee
Richard A. Proulx, Chairman Donald N. DeMorett Robert F. Gallagher

        The foregoing Audit Committee Report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of that act. Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, neither of the reports shall be incorporated by reference into any such filings.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each person who owns more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and of our other equity securities. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based on review of the copies of such reports furnished to us during the year ended December 31, 2011, and based on representations by our directors and executive officers, all of our directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filings requirements.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

Shareholder Proposals

        Proposals of shareholders intended to be presented in the proxy materials relating to our 2013 annual meeting of shareholders must be received by us at our principal executive offices on or before December 12, 2012 unless the date of the meeting has been changed by more than 30 calendar days, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        Any other stockholder proposals to be presented at our next annual meeting of stockholders must be given in writing to our Corporate Secretary and received at our principal executive offices not later than January 11, 2013 nor earlier than December 12, 2012. If a proposal is not timely and properly made in accordance with the procedures set forth in our bylaws, it will be defective and may not be brought before the meeting. If a shareholder fails to provide notice by this date, then the persons named as proxies in the proxies that we solicit and obtain for the next annual meeting will have discretionary authority to vote on the proposal.

Director Nominations

        The Nominating Committee will consider recommendations for the nomination of directors submitted by our shareholders. Any shareholder of our company seeking to recommend a nominee for director for the Nominating Committee's consideration must submit a letter addressed to the Nominating Committee, c/o Corporate Secretary, MOCON, Inc., 7500 Mendelssohn Avenue North, Minneapolis, Minnesota 55428, clearly identified as "Director Nominee Recommendation." Submissions must be made by mail, courier or personal delivery. E-mailed submissions will not be considered. All recommendation letters must contain the following information concerning the recommending shareholder:

  •
  The name and address, including telephone number, of the recommending shareholder;

  •
  The number of shares of our common stock owned by the recommending shareholder and the time period for which such shares have been held; and

  •
  If the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held. (Alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G,

    Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held).

        All recommendation letters must contain the information required by Items 401, 403 and 404 of SEC Regulation S-K concerning the proposed nominee. The nominating recommendation must describe all relationships between the proposed nominee and the recommending shareholder and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The nominating recommendation must describe all relationships between the proposed nominee and any of our competitors, customers, suppliers, or other persons with special interests regarding our company.

        The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Nominating Committee, if the Nominating Committee chooses to do so in its discretion (and the recommending shareholder must furnish the proposed nominee's contact information for this purpose), and, if nominated and elected, to serve as a director of our company.

        To assure time for meaningful consideration and evaluation of the nominees by the Nominating Committee, shareholders seeking to recommend a nominee for director must submit their recommendation letter, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the annual meeting of shareholders for the current year is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of our proxy statement for the annual meeting of shareholders for the current year. The Nominating Committee will consider only those shareholder recommendations whose submissions comply with these procedural requirements.

        The Nominating Committee will evaluate candidates recommended by shareholders in the same manner as those recommended as stated above, except that the Nominating Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.

OTHER MATTERS

        Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this proxy statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

 COPIES OF 2011 ANNUAL REPORT

        WE HAVE SENT TO EACH OF OUR SHAREHOLDERS A COPY OF OUR ANNUAL REPORT TO SHAREHOLDERS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2011. WE WILL FURNISH A COPY OF ANY EXHIBIT TO OUR FORM 10-K UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH EXHIBITS UPON THE PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING THE EXHIBITS. SUCH REQUEST SHOULD BE SENT TO: 7500 MENDELSSOHN AVENUE NORTH, MINNEAPOLIS, MINNESOTA 55428; ATTN: SHAREHOLDER INFORMATION.

        Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

BY ORDER OF THE BOARD OF DIRECTORS

Darrell B. Lee Vice President, Chief Financial Officer, Treasurer and Secretary

April 9, 2012
Minneapolis, Minnesota

Date Please fold here – Do not separate The Board of Directors recommends a vote FOR all nominees named in the following proposal: 1. Election of directors: Vote FOR Vote WITHHELD 01 Robert L. Demorest 04 Daniel W. Mayer all nominees from all nominees 02 Donald N. DeMorett 05 Richard A. Proulx (except as marked) 03 Robert F. Gallagher 06 Tom C. Thomas (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) The Board of Directors recommends you vote FOR the following proposal: 2. Advisory vote on executive compensation. For Against Abstain The Board of Directors recommends you vote 3 YEARS on the following proposal: 3. Advisory vote on the frequency of future advisory votes on executive 1 Year 2 Years 3 Years Abstain compensation. The Board of Directors recommends you vote FOR the following proposal: 4. Ratify the selection of KPMG LLP as our independent registered public For Against Abstain accounting firm for the fiscal year ending December 31, 2012. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES ON PROPOSAL 1, FOR PROPOSALS 2 AND 4, AND FOR 3 YEARS ON PROPOSAL 3. Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. TO VOTE AS THE BOARD OF DIRECTORS RECOMMENDS ONTHE ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD. Address Change? Mark box, sign, and indicate changes below: Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945

MOCON, Inc. 7500 Mendelssohn Avenue North Minneapolis, Minnesota 55428 proxy This Proxy is solicited by the Board of Directors. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report for the Annual Meeting on May 24, 2012 are available at https://materials.proxyvote.com/607494. The undersigned hereby appoints Robert L. Demorest and Darrell B. Lee and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of MOCON, Inc. held of record by the undersigned on March 30, 2012, at the Annual Meeting of Shareholders to be held on Thursday, May 24, 2012, or any adjournment of the meeting. MOCON, INC. ANNUAL MEETING OF SHAREHOLDERS Thursday, May 24, 2012 4:00 p.m. CDT MOCON, Inc. 7500 Mendelssohn Avenue North Minneapolis, Minnesota 55428 (Please sign on reverse side)

QuickLinks

2012 ANNUAL MEETING OF SHAREHOLDERS MOCON, INC. 7500 MENDELSSOHN AVENUE NORTH MINNEAPOLIS, MINNESOTA 55428
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS MAY 24, 2012
INFORMATION CONCERNING THE ANNUAL MEETING
PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
PROPOSAL ONE—ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION—2011
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE—2011
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—2011
OPTIONS EXERCISED AND STOCK VESTED—2011
RELATED PARTY RELATIONSHIPS AND TRANSACTIONS
PROPOSAL TWO—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL FOUR—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING
OTHER MATTERS
COPIES OF 2011 ANNUAL REPORT